Exhibit 10.4

Execution Version

AMENDMENT NO. 1 TO SECURED PROMISSORY NOTE,

WAIVER AND CONSENT

THIS AMENDMENT NO. 1 TO SECURED PROMISSORY NOTE, WAIVER AND CONSENT (this “Amendment”) is made as of February 14, 2025 (the “Amendment Effective Date”), and amends and is supplemental to that certain Secured Promissory Note dated as of April 12, 2024 (as amended, modified, waived, supplemented, extended and/or restated from time to time prior to the date hereof, the “Existing Note” and, as amended by this Amendment, the “Note”), and is by and between Resonant Subholdings Inc. a Delaware corporation, as borrower (the “Borrower”) and Half Church Holdings Pte. Ltd., a company formed under the laws of Singapore, as lender (the “Lender”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note.

WITNESSETH

WHEREAS, pursuant to Section II(a) of the Existing Note, the Borrower is required to pay the Lender Monthly Payments on each Payment Date starting on the First Payment Date until and including the Maturity Date;

WHEREAS, the Borrower has failed to make the Monthly Payments as required under the Existing Note on the Payment Dates occurring on: (i) August 12, 2024, (ii) September 12, 2024, (iii) October 12, 2024, (iv) November 12, 2024, and (v) January 12, 2025 (each, an “Incomplete Payment”) and each Incomplete Payment is (x) an Event of Default as described in clause (a)(i) of the definition of “Event of Default” in Exhibit A of the Note and (y) a Major Event of Default as described in the definition of “Major Event of Default” in Exhibit A of the Note (each of the foregoing Events of Default and Major Events of Default, collectively, the “Designated Events of Default”);

WHEREAS, the Borrower has requested that the Lender (i) amend the Note to, among other things, extend the Maturity Date of the Note and update the terms of the Monthly Payments, (ii) waive the Designated Events of Default, and (iii) apply toward the repayment of interest and principal under the Note transfers of shares from certain affiliates of the Borrower pursuant to the De Soi Stock Transfer and the Good Twin Stock Transfers (each as defined below) (the “In Kind Exchange”), the fair market value of which reflects the interest and principal under the Note so repaid; and

WHEREAS, the Lender is willing to, among other things, (i) waive the Designated Events of Default, (ii) consent to the In Kind Exchange and (iii) amend certain terms of the Existing Note, as set forth herein, in each case to be effective as of the Amendment Effective Date.

NOW, THEREFORE, subject to and upon the terms and conditions set forth herein, and in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Waiver. Subject to the terms and conditions set forth herein and in accordance with Section XI(b)of the Existing Note, the Lender hereby waives the Designated Events of Default. The waiver set forth in this Section 1 (the “Waiver”) is limited to the Designated Events of Default and no other terms, covenants or provisions of the Note shall in any way be affected hereby. The Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Lender to declare an Event of Default or Major Event of Default, as applicable, under, or to otherwise enforce the terms of, the Note with respect to any matter other than the Designated Events of Default specifically and expressly waived in, and subject to the terms of, the Waiver. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, the Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Note on and after the Amendment Effective Date.

2.         Consent. Subject to the satisfaction of the conditions precedent set forth in Section 5 and the other terms and conditions of this Amendment, the Lender hereby consents to apply (in lieu of cash) toward the repayment of interest and principal under the Note (i) the transfer of certain shares pursuant to the De Soi Stock Transfer, reflecting an aggregate fair market value of $1,000,000.00 for such shares at the time of such transfer, and (ii) the transfer of certain shares pursuant to the Good Twin Stock Transfers, reflecting an initial aggregate fair market value of $500,000.00 for such shares at the time of such transfer(s). The De Soi Stock Transfer and the Good Twin Stock Transfers each form part of the consideration for the amendments, waivers and consents that the Lender is agreeing to herein.

3.         Amendment of the Note. The parties hereto agree that:

(a)       All references to “this Agreement” or “this Note” unless otherwise specified shall be deemed to refer to the Note, as amended hereby, and each reference to the “Note”, including any prior iteration thereof, unless otherwise specified, in any loan document shall be deemed to be a reference to the Note, as amended, supplemented or otherwise modified from time to time, including but not limited to as amended by this Amendment.

(b)       The Existing Note is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the bold and underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth in this Section 2.

(c)	The date of the Existing Note shall be amended as follows: “April 15, 2024”.

(d)	Section II(a) of the Existing Note shall be amended as follows:

“(a)     Payments. Beginning with the first month that ends at least ninety (90) days after the Effective Date, the Borrower shall make payments to the Lender in the amount set forth in the Repayment Schedule attached as Exhibit C hereto (each a “Monthly Payment”) on the 15th of each month (each a “Payment Date”) until and including on the Maturity Date. Monthly Payments shall begin to accrue on June 15, 2024 and shall be paid in arrears on each Payment Date thereafter. The first Monthly Payment is due and payable on July 15, 2024 (the “First Payment Date”) and the last Monthly Payment is due and payable on the Maturity Date. The amount of Monthly Payments due and payable each month is fixed and independent of the outstanding Principal Amount at the time such Monthly Payment is due or paid. Any amount of a Monthly Payment that does not reduce the outstanding Principal Amount is interest on the Loan.”

(e)       A new definition of “First Amendment” shall be added in Exhibit A of the Existing

Note to read in its entirety as follows:

““First Amendment” means that certain Amendment No. 1 to Secured Promissory Note, Waiver and Consent, dated February 14, 2025, between Borrower and Lender.”

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(f)       The definition of “Maturity Date” set forth in Exhibit A of the Existing Note shall be amended and restated in its entirety as follows:

““Maturity Date” means the earlier to occur of (a) September 15, and (b) the date on which the Obligations are accelerated and become due and owing pursuant to the terms of Section VIII of this Note.

(g)       A new Exhibit C (Repayment Schedule) shall be added to the Existing Note to read in its entirety as set forth on Annex A hereto.

4.         Effect of Amendment, Waiver and Consent. Except as expressly set forth herein, (a) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lender under the Note, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note or any other provision of such agreement. Each and every term, condition, obligation, covenant and agreement contained in the Note is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. The Borrower consents to this Amendment and confirms and reaffirms (i) that all obligations of such party under the Note shall continue to apply to the Note, (ii) its prior pledges and grants of security interests and liens on the Collateral to secure the Obligations pursuant to the Note and (iv) such prior pledges and grants of security interests and liens on the Collateral to secure the Obligations, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lender. This Amendment shall not constitute a novation of the Note.

5.         Effectiveness of this Amendment. This Amendment shall become effective without any further action required to be taken as of the Amendment Effective Date upon the receipt by the Lender of each of the following conditions precedent:

(a)	a copy of this Amendment, duly executed by the Borrower and the Lender;

(b)	a Unit Transfer Agreement duly executed by the Lender and Amass Brands Inc, a Delaware corporation (“Amass”), effecting the transfer from Amass to the Lender of certain equity interests in Amass De Soi Holdings LLC, a Delaware corporation (the “De Soi Stock Transfer”); and

(c)	a SAFE (Simple Agreement for Future Equity) duly executed by the Lender and WKND Drinks Inc., a Delaware corporation (“Good Twin”), which grants the Lender the right to receive certain equity interest in Good Twin at a future date (the “Good Twin SAFE”).

6.        Post-Closing Obligations. If, after the Amendment Effective Date, the equity interests transferred pursuant to the Good Twin SAFE shall represent less than ten (10%) percent of the total equity interests of Good Twin, then the Borrower shall transfer additional shares to the Lender in an amount sufficient for the Lender to maintain a ten (10%) percent ownership interest in Good Twin (each such event, a “Good Twin True-Up” and, together with the Good Twin SAFE, the “Good Twin Stock Transfers”). In the event of a Good Twin True-Up, the fair market value of the additional shares at the time of transfer by Borrower shall be applied toward the In Kind Exchange on a dollar-for-dollar basis and the Repayment Schedule set forth on Exhibit C of the Note shall be updated to reflect such amounts accordingly.

7.        Representations and Warranties; No Default. The Borrower represents and warrants to the Lender as of the date hereof that, after giving effect to this Amendment, (a) all representations and warranties contained in the Note are true, accurate and complete in all respects except to the extent such representations and warranties expressly reference an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date, and (b) no default, Event of Default or Major Event of Default has occurred and is continuing, or would result immediately after giving effect to the terms of this Amendment.

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8.         Ratification and Affirmation. The Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Note and (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Note and confirms that such liens and security interests continue to secure the Obligations under the Note, subject to the terms thereof. This Amendment shall not constitute a novation of any Obligations existing prior to the date hereof and shall merely amend or otherwise modify such Obligations to the extent set forth herein.

9.         No Other Amendment. Except as expressly provided herein, all other terms and conditions of the Note shall remain in full force and effect and the Note shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

10.       Miscellaneous. The terms and provisions of Section XI(a), (b), (c), (j), (k), (l) and (m) of the Note are hereby incorporated herein by reference and shall apply to this Amendment mutatis mutandis as if fully set forth herein.

11.      Execution in Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Amendment, the parties may execute and exchange signature pages by facsimile or via electronic mail (*.pdf or similar file types). The parties further agree that counterparts of this Amendment may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform. All such signatures may be used in the place of original "wet ink" signatures to this Amendment and shall have the same legal effect as the physical delivery of an original signature.

12.       Rules of Construction. The parties acknowledge that the parties have reviewed and revised this Amendment and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Amendment or amendments hereto.

13.       Recitals. The recitals are incorporated by reference as substantive provisions of this Amendment.

14.       Effect of Amendment. All references to the Note on and after the Amendment Effective Date shall be deemed to refer to the Note as amended hereby, and the parties hereto agree that, except as amended and/or supplemented by this Amendment, all of the terms and provisions of the Existing Note shall remain in full force and effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized signatories as of the date first above written.

BORROWER:

RESONANT SUBHOLDINGS INC.

By:	/s/ Geoff McFarlane
Name: Geoff McFarlane
Title: President

Address:
1853 Lions Ridge Loop E Vail, CO 81657
geoff@claritydistro.com

[Signature Page to Amendment No. 1 to Secured Promissory Note, Waiver and Consent]

LENDER:

HALF CHURCH HOLDINGS PTE. LTD.

By:	/s/ Andrew William Sallay
Name: Andrew William Sallay
Title: Chief Executive Officer

Address:
30 Cecil Street
#18-02/03
Prudential Tower
Singapore 049712
aws@adallon.com

[Signature Page to Amendment No. 1 to Secured Promissory Note, Waiver and Consent]

ANNEX A

[Attached.]

EXHIBIT C

REPAYMENT SCHEDULE

Payment Date:	Monthly Payment:	Interest:	Outstanding Principal (after Monthly Payment):
July 15, 2024	$300,000.00	$218,750.00	$2,418,750.00
August 15, 2024	$50,000.00	$50,000.00	$2,418,750.00
September 15, 2024	$50,000.00	$50,000.00	$2,418,750.00
October 15, 2024	$50,000.00	$50,000.00	$2,418,750.00
November 15, 2024	$50,000.00	$50,000.00	$2,418,750.00
December 15, 2024	$300,000.00	$164,585.00	$2,283,335.00
January 15, 2025	$50,000.00	$50,000.00	$2,283,335.00
February 15, 2025	$1,550,000.00	$1,033,665.00	$1,767,000.00
March 15, 2025	$50,000.00	$0.00	$1,717,000.00
April 15, 2025	$300,000.00	$0.00	$1,417,000.00
May 15, 2025	$300,000.00	$0.00	$1,117,000.00
June 15, 2025	$300,000.00	$0.00	$817,000.00
July 15, 2025	$300,000.00	$0.00	$517,000.00
August 15, 2025	$300,000.00	$0.00	$217,000.00
September 15, 2025	$217,000.00	$0.00	$0.00
	TOTAL:	$1,677,000.00	$0.00